FORM OF
INVESTMENT MANAGEMENT AGREEMENT
_____________, 1996

Bankers Trust Company
Four Albany Street
New York, New York 10006

Dear Sirs:

	BT Insurance Funds Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), hereby confirms its agreement with Bankers Trust Company (the "Manager") regarding investment management services to be provided by the Manager to * (the "Fund" and collectively, the "Funds"), as set forth below.

	1.	Investment Description; Appointment

		The Trust anticipates that the Fund will employ its capital by investing and reinvesting in investments of the kind and in accordance with the investment objective, policies and limitations specified in its Declaration of Trust, dated January 19, 1996, as amended from time to time (the "Declaration of Trust"), its By-laws, as amended from time to time, in the Fund's prospectuses (the "Prospectus") and the statement of additional information (the "Statement") filed with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended, as part of the Trust's Registration Statement on Form N-1A, as amended from time to time, and in the manner and to the extent as may from time to time be approved in the manner set forth in the Declaration of Trust. Copies of the Fund's Prospectus, Statement, Declaration of Trust and By-laws have been or will be submitted to the Manager. The Fund desires to employ and hereby appoints the Manager to act as its investment adviser, to oversee the administration of all aspects of the Fund's business and affairs and to supervise the performance of professional services provided by others, including the administrator, transfer agent, custodian and distributor to the Fund.

	2.	Services

		Subject to the overall supervision and direction of the Board of Trustees of the Trust, the Manager shall have general responsibility for the investment and management of the Fund's assets, subject to and in accordance with the Fund's investment objective, policies and restrictions as stated in the Prospectus and Statement, as from time to time in effect, and the Declaration of Trust and By-laws, the 1940 Act and the Investment Advisors Act of 1940, as the same may from time to time be amended. In discharging its responsibility, the Manager shall seek to replicate as closely as possible the performance of the [name relevant index] before the deduction of Fund expenses and shall determine and monitor the investments of the Fund's investment portfolios accordingly.

	3.	Information Provided to the Trust

		The Manager will keep the Fund informed of developments materially affecting the Fund's portfolio and, in addition to providing the Trust with whatever statistical or other information the Trust may reasonably request with respect to its investments, the Manager will, on its own initiative, furnish the Trust from time to time with whatever information the Manager believes is appropriate for this purpose.

	4.	Standard of Care

		The Manager shall exercise its best judgment in rendering the services listed in paragraph 2 above. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Manager against any liability to the Trust or to holders of the Fund's shares ("Shareholders") to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Manager's reckless disregard of its obligations and duties under this Agreement.

	5.	Indemnification

		(a) The Trust shall indemnify and hold the Manager harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against the Manager or for which the Manager may be held to be liable in connection with this Agreement or the Manager's performance hereunder (a "Claim"), unless such Claim resulted from a grossly negligent act or omission to act or bad faith by the Manager in the performance of its duties hereunder.

		(b)	In any case in which the Trust may be asked to
indemnify or hold the Manager harmless, the Manager will notify the Trust promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Trust although the failure to do so shall not prevent recovery by the Manager and shall keep the Trust advised with respect to all developments concerning such situation. The Trust shall have the option to defend the Manager against any Claim which may be the subject of this indemnification, and, in the event that the Trust so elects, such defense shall be conducted by counsel chosen by the Trust and satisfactory to the Manager, and thereupon the Trust shall take over complete defense of the Claim and the Manager shall sustain no further legal or other expenses in respect of such Claim. The Manager will not confess any Claim or make any compromise in any case in which the Trust will be asked to provide indemnification, except with the Trust's prior written consent. The obligations of the parties hereto under this Section 5 shall survive the termination of this Agreement.



	6.	Compensation

		In consideration of the services rendered pursuant to this Agreement, the Fund will pay the Manager a fee at the annual rate of ** based on the Funds' average daily net assets. These fees shall be computed daily and shall be payable on the first business day of each month for services performed the preceding month. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Manager, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Fund's Prospectus and/or the Statement.

	7.	Expenses

		The Manager will bear all expenses in connection with the performance of its services under this Agreement. The Trust will bear certain other expenses to be incurred in its operation, including: (a) payment of the fees payable to the Manager under paragraph 6 hereof; (b) organization expenses; (c) brokerage fees and commissions; (d) taxes; (e) interest charges on borrowings;
(f) the costs of liability insurance or fidelity bond coverage for the Trust's officers and employees, and directors' and officers' errors and omissions insurance coverage; (g) legal, auditing and accounting fees and expenses; (h) charges of the Trust's Custodian and Transfer and Dividend Disbursing Agent; (i) the Trust's pro rata portion of dues, fees and charges of any trade association of which the Trust is a member; (j) the expenses of printing, preparing, distributing and mailing proxies, stock certificates and all reports required by the Securities and Exchange Commission and State securities administrations, including the Fund's prospectus, Statements, and notices to shareholders; (k) filing fees for the registration or qualification of the Fund and its shares under federal or state securities laws; (l) the fees and expenses involved in registering and maintaining registration of the Fund's shares with the Securities and Exchange Commission and State securities administrations; (m) the expenses of holding shareholder meetings; (n) the compensation, including fees, of any of the Trust's unaffiliated directors, officers or employees; (o) all expenses of computing the Fund's net asset value per share, including any equipment or services obtained solely for the purpose of pricing shares or valuing the Fund's investment portfolio; (p) expenses of personnel performing shareholder servicing functions; and (q) litigation and other extraordinary or non-recurring expenses and other expenses properly payable by the Trust or the Fund.

	8.	Service to Other Companies or Accounts

		The Trust understands that the Manager and its affiliates may act as investment manager to fiduciary and other managed accounts and to one or more other investment companies, and the Trust has no objection to their so acting, provided that whenever the Trust and one or more other clients advised by the Manager and its affiliates have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by the Manager to be equitable to each client. The Trust recognizes that in some cases this procedure may adversely affect whether a particular security is available to the Trust, the size of the position obtainable for the Trust or the price at which that position may be obtained or disposed. In addition, the Trust understands that the persons employed by the Manager to assist in the performance of the Manager's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Manager or any affiliate of the Manager to engage in and devote time and attention to other businesses or to render services of any kind or nature.

	9.	Term of Agreement

		This Agreement shall become effective on the date hereof, shall continue in effect for two years and thereafter shall continue for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Trustees or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Trust's Trustees or by vote of holders of a majority of the Fund's outstanding voting securities, or upon 60 days' written notice, by the Manager. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

	10.	Governing Law

		This Agreement shall be governed by and construed in accordance with the laws of the State of New York giving effect to the conflict of law rules thereof.

		If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement.

Very truly yours,


BT INSURANCE FUNDS TRUST


By:	______________________________

AGREED TO AND ACCEPTED:

BANKERS TRUST COMPANY


By:	_________________________

* Small Cap Index Fund
  EAFE Equity Fund
  Equity 500 Index Fund

**  Small Cap Index Fund			0.15%
    EAFE Equity Index Fund		0.25%
     Equity 500 Index Fund			0.10%

-4-
g:\shared\bankers\agmts\invmgt.doc


g:\shared\bankers\agmts\invmgt.doc